UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1669 Edgewood Road, Suite 214 Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

(845) 363-6776
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities and Use of Proceeds.

Between April 10, 2015 and June 2, 2015, OSL Holdings Inc. (the “Company”) issued an aggregate of 103,286,059 shares of the Company’s common stock upon conversion of convertible promissory notes previously issued to accredited investors. The issuance did not result in any proceeds to the Company as the funds were received upon the original issuance of the underlying convertible notes.

Between April 10, 2015 and June 2, 2015, the Company issued an aggregate of 80,000 shares of the Company’s common stock upon the cashless exercise of common stock warrants.

In the aggregate the amount of shares issued exceeds 5% of the Company’s total outstanding shares. As of the date of this filing, the Company has 733,470,037 shares of common stock outstanding.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2015, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation which increased the number of shares of the Company’s authorized common stock from 649,000,000 to 1,947,000,000. The amendment was approved by the Company’s board of directors and the holders of a majority of the Company’s voting power on April 17, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed June 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS, INC.

Date: June 5, 2015	By:	/s/ Robert H. Rothenberg
Robert H. Rothenberg,
Chief Executive Officer